Exhibit: 10(a)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 3 to Registration Statement No. 333-66481 on Form N-1A of our reports dated July 13, 2001 on Mercury U.S. Large Cap Fund of Mercury Funds, Inc. and Mercury Master U.S. Large Cap Portfolio of Mercury Master Trust, both appearing in the May 31, 2001 Annual Report of Mercury U.S. Large Cap Fund, and to the reference to us under the caption “Financial Highlights” in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
September 14, 2001